Exhibit 10.30

                              CONSULTING AGREEMENT

         This agreement (this "Agreement") is made this 8th day of February, 2005 (the "Effective Date") and when executed by the parties, will constitute an agreement between FIRST MONTAUK FINANCIAL CORPORATION, with its principal place of business at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 (the "Company") and William Kurinsky, with his residence at 4 Cotswold Circle, Ocean, New Jersey 07712 (the "Consultant"), pursuant to which the Company agrees to retain Consultant and Consultant agrees to be retained by the Company under the terms and conditions set forth below.

         1. Retention. The Company hereby retains Consultant to perform consulting services related to the broker dealer business of the Company, solely as directed by the Chief Executive Officer of the Company, and Consultant hereby accepts such retention. Nothing herein shall require the Company to utilize or implement Consultant's services in any specific situation. Subject to the terms set forth below, Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company, as well as consultation regarding any operations of the business or regulatory matters or litigation matters related to the Company's business during the time that Consultant was an employee of the Company, as the Chief Executive Officer or other members of senior management, from time to time, shall reasonably request upon reasonable notice. Consultant shall deliver services at Consultant's place of business, the Company's place of business, or at various other sites as reasonably requested by the Company. The Company will make appropriate office facilities available for Consultant's use.

         2. Compensation. As compensation for the services described in paragraph 1 above, and provided this Agreement has not been terminated, the Company agrees to pay Consultant a retainer fee (the "Retainer Fee") of $12,645 per month during the Term (as defined in Paragraph 7 below) of this Agreement. In addition to his compensation hereunder, the Company will reimburse Consultant for any and all expenses incurred by Consultant in the performance of his duties hereunder upon the provision by Consultant to the Company of reasonably detailed receipts; provided, however, that Consultant shall not incur any single expense in excess of $1,000 or aggregate expenses in excess of $2,500 in any month without the prior written approval of the Company. Such reimbursement shall cumulate and be paid on a monthly basis. During the Term, Company shall pay Consultant all Retainer Fees due on the last day of each month for which said Retainer Fee is due. Consultant shall be responsible for the payment of all federal, state and local taxes which may be payable in connection with the receipt of compensation hereunder.

         3. Relationship. Consultant shall use his best efforts and shall devote such time and effort to the performance of his duties hereunder as is reasonably necessary for such performance. Consultant is an independent contractor and not an employee, agent or representative of the Company. Consultant has no authority to bind the Company to any obligation or agreement. Consultant expressly agrees that he shall at all times advise all third parties contacted in furtherance of this Agreement that he is an independent contractor with no authority to bind the Company. Subject to the last sentence of Section 4, nothing is this Agreement shall prohibit Consultant from pursuing other employment opportunities.

         4. Covenants. Consultant shall coordinate his activities with the Company and report to the Chief Executive Officer of the Company. All activities of Consultant hereunder shall be conducted at the direction of the Chief Executive Officer of the Company. During the term hereof, neither Consultant nor any affiliate, partner, employee, agent or representative of Consultant, shall render the same or similar services to any business, entity or person engaged in any business which is the same as or similar to or competitive with, the businesses of the Company or his subsidiaries.

         5. Confidentiality. (a) During the Term and for a period of five years thereafter, Consultant shall hold Company's Confidential Information in strict trust and confidence and avoid the disclosure or release thereof to any other person or entity by using at least the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of his own Confidential Information of a similar nature, but not less than reasonable care, (ii) not use the Confidential Information for any purpose whatsoever except as expressly contemplated under this Agreement, and (iii) not to, directly or indirectly, copy, reproduce, use, publish, misappropriate, assign, or otherwise transfer or disclose to any person the Confidential Information, other than as permitted pursuant to the terms of this Agreement, regardless of whether such information was actually delivered to Consultant prior to the effective date of this Agreement.
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         (b) Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this agreement by Consultant;
(ii) of which he had independent knowledge prior to disclosure by the Company;
(iii) which comes into the possession of Consultant in the normal and routine course of his own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by governmental requirements. If Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of his dealings with the Company or his representatives, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

         6. Non-Assignment. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         7. Term and Termination. This Agreement shall commence on the Effective Date and is for an initial term of 24 months (the "Term"). Paragraphs 5, 6, 8, 9, and 10 shall survive the expiration or termination of this Agreement under all circumstances. Upon the expiration or termination of this Agreement, (a) each party shall return the other's Confidential Information in his possession or control, (b) all amounts not disputed in good faith that are owed by each party to the other party under this Agreement which accrued before such termination or expiration will be immediately due and payable and (c) Consultant shall deliver to Company all deliverables completed and accepted up to the date of termination and Company shall have all right, title and interest thereto. The Company shall not have the right to terminate this Agreement and the obligations hereunder except in the event of a material breach by Consultant of the terms hereof, which breach continues for a period of at least thirty (30) days after written notice of demand for compliance or substantial performance has been delivered to Consultant by the Company, specifying the manner in which Consultant has failed substantially to perform or comply.

         8. Notices. Any notices hereunder shall be sent to the Company and to Consultant at their respective addresses set forth above. Any notice shall be given by certified mail, return receipt requested, postage prepaid, overnight courier or personal delivery. Notices shall be deemed to have been given when deposited in the United States mail or delivered to a nationally-recognized courier service. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

         9. General. This Agreement has been made in the State of New Jersey and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and permitted assigns. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.


FIRST MONTAUK FINANCIAL CORP.


By: /s/ Victor Kurylak
  ----------------------------------
    Victor Kurylak, President


CONSULTANT


By: /s/ William Kurinsky
   ---------------------------------
   William Kurinsky